EXHIBIT 4.2


                                OPTION AGREEMENT
                                 BY AND BETWEEN
                                   THE COMPANY
                                       AND
                                    GENMINMEX

                               DATED JUNE 1, 2007





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                     GENERAL MINERALS CORPORATION DELAWARE






June 1, 2007

TMXI Resources S.A. and
TUMI Resources Limited
Both c/o 1305-1090 W. Georgia
Vancouver, BC Canada V6E 3V7

Attention: David Henstridge

Dear Sirs/Mesdames:

                    RE: BATAMOTE 1 AND BATAMOTE 2 CONCESSIONS

This letter agreement (the "AGREEMENT") dated for reference as June 1, 2007 (the "EFFECTIVE DATE"] provides the terms and conditions for the acquisition by Minera GENMINMEX S.A. ("GENMINMEX") of an interest in the interests held by TMXI Resources S.A. (referred to herein as HOLDER) in the Batamote 1 and Batamote 2 Concessions located in the State of Sonora, Mexico, in the Municipality of Caborca (the "PROPERTY") described in Schedule 1 hereto.

Genminmex acknowledges that Holder's interest in the Property is subject to and governed by the mineral licenses described in Schedule 2 (the "Mineral Licenses"). Holder warrants that the Mineral Licenses are in full force and effect enforceable against the parties thereto in accordance with their respective terms, and that there are no known circumstances which might constitute a breach of the Mineral Licenses. Holder represents that true and complete copies of each of the Mineral Licenses, as amended, have been provided to Genminmex and that, other than Holder pursuant to the Mineral Licenses and Genminmex pursuant hereto, no party has any right to acquire an interest in the Property and the Property is free and clear of any and all liens, charges and encumbrances other than as set forth in the Mineral Licenses. References in this Agreement to Genminmex's rights with respect of the Property, and Holder's obligations in respect thereof, are subject to the Mineral Licenses, as amended from time to time.

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                                      -2-


1.       OPTION

         1.1 Holder hereby grants to Genminmex the sole and exclusive right and option to earn an undivided right, title and interest in and to the Property in the proportion specified in ss.2 (the "OPTION").

         1.2 Genminmex may elect to exercise the Option by fulfilling the conditions of ss.2 and delivering to Holder a notice (the "OPTION EXERCISE NOTICE") with respect to each incremental percentage interest earned.

2.       EXPENDITURES TO BE INCURRED; INTERESTS TO BE EARNED

         2.1 Genminmex has the exclusive right to earn a sixty percent (60%) interest in the Property by incurring Expenditures (as defined herein) during the five (5) year period from and after the Effective Date (the "INITIAL OPTION PERIOD") totalling two million dollars (US$2,000,000.00), provided that minimum Expenditures are incurred of one hundred thousand dollars (US$100,000.00) during year one (this first year Expenditure is a guaranteed Expenditure under this Agreement and will include a stream sediment sampling program), three hundred fifty thousand dollars (US$350,000) in aggregate Expenditures by the end of year 2 and seven hundred thousand dollars (US$700,000) in aggregate Expenditures by the end of year three. If Genminmex does not incur the $100,000 year one Expenditures, Genminmex shall pay to Holder in cash the difference between $100,000 and actual Expenditures incurred in year one.

         2.2 Provided that Genminmex has earned a sixty percent (60%) interest in the Property in accordance with ss.2.1, Genminmex has the exclusive right to earn an additional ten percent (10%) interest in the Property, thereby increasing its interest in the Property to seventy percent (70%), during the seven (7) year period from and after the Effective Date (the "EXTENDED OPTION PERIOD") by EITHER:

                  (a)      incurring  an  additional   three   million   dollars
                           (US$3,000,000.00) of Expenditures, for a total of five million dollars (US$5,000,000.00), OR

                  (b) completing a final feasibility study (as the term is generally used in the industry) delineating a reserve totally or partially on the Property.

                  Upon earning a 60% interest, Genminmex shall, concurrently with providing notice to Holder of such exercise, provide written notice to Holder as to whether it intends to exercise its right to earn the additional 10% interest (70% in total) or not.

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                                      -3-



         2.3      For purposes of this Agreement, "EXPENDITURES" include:

                  (a) all costs, expenses, charges and outlays, direct and indirect, funded or incurred by Genminmex on or in respect of the Property including all on-site costs including costs for prospecting, claim staking, tenure obligations (including any and all payments required to keep the Property in good standing and to meet any obligations pursuant to the Mineral
                           Licenses), cash payments required by any Mineral Licenses, taxes, mapping, surveying, permitting, geochemical surveys, geophysical surveys, sampling, assaying, trenching, drilling, geochemical analyses, road building, drill site preparation, drafting, report writing, consultants, and all other project expenditures, but shall not include Mexican VAT which has been recovered; and

                  (b) a charge to cover administrative services and head office services overhead provided by or on behalf of Genminmex (or an affiliate of Genminmex) of five percent (5%) of the amount of all items in ss.2.3(a).

         2.4      SHORTFALLS IN EXPENDITURES

                  If Genminmex has not incurred the requisite Expenditures specified in ss.2.1, or 2.2, Genminmex may, at its sole discretion, pay in cash to Holder within thirty (30) days after the end of period in which such Expenditures were to be incurred, an amount equal to such shortfall and such amount shall thereupon be deemed to have been Expenditures duly and timely incurred by Genminmex.

         2.5      YEARS

                  All references to years in ss.2 shall mean the twelve month periods following the Effective Date or anniversaries thereof.

3.       GENMINMEX'S OBLIGATIONS DURING THE SOLE-FUNDING PERIOD

         3.1 During the Initial Option Period and Extended Option Period and until Genminmex gives notice to Holder that (a) Genminmex has earned a seventy percent (70%) interest in the Property,
                  (b) Genminmex has earned a sixty percent (60%) interest in the Property and is seeking no additional interest in the Property as provided in ss.2.2, or (c) Genminmex terminates this agreement pursuant to ss.6 (such period being the "SOLE-FUNDING PERIOD"), Genminmex shall:

                  (a) be responsible for all obligations and liabilities associated with any Mineral Licenses, licenses and authorizations in relation to the Property, including all payments and actions required to keep the Property in good standing, all amounts required for bonds on leases and all amounts required to be expended on exploration,


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                                      -4-



                  (b) keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by Genminmex) and shall proceed with all diligence to contest and discharge any such lien that is filed and shall keep the Property in good standing by doing and filing all necessary work and by doing all other acts and things and making all other payments which may be necessary in that regard;

                  (c) permit Holder, or its duly authorized representatives, at their own risk and expense, access to the Property at all reasonable times and access to all records prepared by Genminmex in connection with work done on or with respect to the Property by providing Genminmex five (5) days advance notice;

                  (d) conduct all work on or with respect to the Property in a manner consistent with good exploration, engineering and mining practices and in compliance with all applicable laws, rules, orders and regulations;

                  (e) indemnify and save harmless Holder and its respective directors, officers, employees and agents from and against any liability for any loss (other than loss of profits), damage, claim, demand, lien, action or suit, charge or expense, including legal fees, on account of injury to or the death of any person or damage to or loss of any property, any of which arises from an act, error or omission of Genminmex in relation to or connection with any work done by or for Genminmex on or in respect of the Property;

                  (f) prepare and deliver to Holder once each quarter, reports on all exploration and/or mining work conducted by Genminmex and shall deliver timely reports on all material results.

                  (g) pay all accounts of every kind of wages, supplies, workmen's compensation, assessments and all other accounts and indebtedness incurred by it in connection with any operations carried on by it or upon the Property as such payments become due and payable so that no claim or lien can arise upon the mining claims comprising the Property or the ores or minerals contained therein, and Genminmex will discharge any liens or other encumbrances which may arise in respect of any work done pursuant to this Agreement forthwith after determination by litigation or otherwise of any bona fide dispute or defence which may properly be raised in respect of any such lien or encumbrance;


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                                      -5-


                  (h) obtain and maintain, or cause any contractor engaged by Genminmex hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance in respect of work on the Property;

                  (i) establish the appropriate corporate and business infrastructure in the country in which the Property is located to ensure compliance with all local, provincial, state, federal, international and other applicable laws; and

                  (j) conduct all activities on the Property with all due sensitivity to the concerns of the local community, and to ensure that the reputation of Holder in the local community is not damaged by the conduct of Genminmex;

                  provided, however, that notwithstanding anything herein to the contrary, Genminmex shall have no liability for, and Holder shall indemnify Genminmex for and defend against, any liability arising from the acts or omissions of Holder (or any party acting at the direction of or on behalf of Holder) that are not consistent with the terms and intent of the Mineral Licenses or this Agreement.

         3.2 Within forty-five (45) days after each anniversary of the Effective Date, Genminmex shall deliver to Holder a statement showing in reasonable detail the Expenditures incurred by Genminmex for the immediately preceding twelve (12) month period and the aggregate Expenditures incurred to the end of such period. Holder shall have forty-five (45) days from the time of receipt of such statement to question the accuracy thereof in writing, failing which such statement shall be deemed to be correct and unimpeachable thereafter. If Holder questions any such statement delivered, it shall have ninety
                  (90) days from the time of delivery of any statement to have the amounts specified therein audited by an accounting firm mutually agreed to by the parties and:

                  (a) the audited results shall be final and determinative of the amount of Expenditures incurred for the audited period; provided that, if such audit discloses a deficiency in the amount of Expenditures required to be incurred, Genminmex may pay to Holder in cash the amount of such deficiency within thirty
                           (30) days following receipt of Notice of such audited results, whereupon such amount shall be deemed to have been Expenditures incurred during the audited period; and

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                                      -6-



                  (b) the costs of the audit shall be borne by Holder if Genminmex's statement understated Expenditures by any amount or overstated Expenditures by not more than three percent (3%) and shall be borne by Genminmex if such statement overstated Expenditures by greater than three percent (3%).

         3.3 Except in accordance with ss.3.4 or ss.3.5 Holder shall not transfer, convey, assign, mortgage, or grant an option in or to its interest in the Property or its rights under this Agreement.

         3.4 Once Genminmex has exercised the Option and, provided the Extended Option Period has expired or Genminmex has advised that it is seeking no additional interest in the Property as provided in ss.2.2, if (i) Holder wishes to sell, convey, assign, option or otherwise transfer all or any part of its interest in the Property, or (ii) Holder receives a good faith offer from a third party to purchase all or any part of Holder's interest in the Property which Holder is prepared to accept (in either case, a "TRANSFER"), Holder shall notify Genminmex of such intention or offer. The notice shall state the price and all other material terms and conditions of the proposed Transfer. If the consideration for the proposed Transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the non-monetary consideration and stated in terms of cash or currency). Genminmex shall have thirty (30) days from the date such notice is delivered to notify Holder whether Genminmex elects to acquire the part of Holder's interest in the Property that is the subject of the proposed Transfer (the "OFFERED INTEREST") at the same price and on the same terms and conditions as set forth in the notice. If Genminmex does so elect, the Transfer shall be consummated promptly after notice of such election is delivered by Genminmex to Holder. If Genminmex elects not to acquire the Offered Interest or fails to so elect within the thirty (30) day period, Holder shall have sixty (60) days following the expiration of the original thirty (30) day period to consummate the Transfer with a third party at a price and on terms no less favourable than those offered by Holder to Genminmex. If Holder fails to consummate the Transfer to a third party within that sixty
                  (60) day period, Genminmex's right of first refusal in such Offered Interest shall be deemed to be revived. Any subsequent proposal to Transfer all or any part of Holder's interest in the Property shall be conducted in accordance with all of the procedures set forth in this ss.3.4.

         3.5 The procedures set out in ss.3.4 above shall not apply to a bona fide transfer by Holder to an affiliated company (as such term is defined in the Securities Act (Ontario)) provided that the transferee delivers, in a form acceptable to Genminmex, a

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                                      -7-




                  document whereby it agrees to be bound by, and comply with, the terms of this Agreement. However, if the transferee ceases to be an affiliated company to Holder, such transferee shall transfer the interest back to Holder or offer the interest to Genminmex under ss.3.4.

4.       THE PARTIES' RIGHTS AND OBLIGATIONS FOLLOWING THE SOLE-FUNDING PERIOD

         4.1 Following delivery by Genminmex of notice to Holder that either (a) Genminmex has earned a seventy percent (70%) interest in the Property or (b) Genminmex has earned a sixty percent (60%) interest in the Property and is seeking no additional interest in the Property as provided in ss.2.2, the parties will share expenses, profits and liabilities related to the Property in proportion to their ownership interests. The parties may enter into an agreement to establish their relationship with regard to the Property; in the absence of such agreement, the parties will be tenants-in-common of undivided interests in the Property, with all rights and obligations established by applicable law. Genminmex will have the exclusive right to sign all documents or contracts associated with work on, or maintenance of, the Property and Holder will provide a power of attorney authorizing such rights should one be required.

5.       GENMINMEX'S RIGHTS DURING THE SOLE-FUNDING PERIOD

         5.1 During the Sole-Funding Period, Genminmex shall have the sole and exclusive unencumbered right, subject to the Mineral Licenses and governing laws and regulations, to:

         (a)      enter upon the Property;

         (b) have exclusive and quiet possession of the Property (subject to Holder's right of entry for inspection, as provided above);

         (c) have the exclusive right to sign all documents or contracts with respect to the Property and Holder will provide a power of attorney authorizing such rights should one be required;

         (d) do such prospecting, exploration, development or other mining work thereon and thereunder as Genminmex in its sole discretion may consider advisable, including the removal of ores, minerals and metals from the Property, but only for the purpose of testing; and

         (e)      bring and erect  upon,  and remove  from,  the  Property  such
                  facilities  and  workings   (whether  fixed  or  moveable)  as
                  Genminmex may consider advisable.


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                                      -8-


6.       TERMINATION

         6.1 Genminmex may terminate this Agreement and relinquish the Option at any time prior to delivering an Option Exercise Notice by giving notice to Holder but not prior to completing the year one required expenditures. Further, this Agreement shall terminate if Genminmex fails to incur the requisite Expenditures (or pay cash in lieu thereof as permitted hereunder) subject to Genminmex's rights under ss.10 Defaults. Should Genminmex fail to cure any default within the guidelines presented in ss.10 Defaults, Holder may, by notice in writing to Genminmex, terminate this Agreement. Upon termination as provided herein, this Agreement shall be of no further force or effect and Genminmex shall have no further interest in the Property or liability to Holder (except for residual liability arising from the express obligations under ss.3.1 or ss.6.1(a) (b) and (c), and 7 and 12 hereunder). Upon Holder's request, Genminmex shall quitclaim all of its right, title and interest in the Property to Holder. Upon termination, Genminmex shall:

         (a) leave the Property in a safe condition and in good standing with respect to work commitments, including those to maintain the Mineral Licenses, the filing of assessment work and paying of rental fees if applicable, and annual cash payments required by Mineral Licenses for a period of sixty (60) days from the date of termination, free and clear of all liens, charges and encumbrances arising from operations hereunder (except for taxes not yet due, other inchoate liens and liens contested in good faith by Genminmex) and in good standing with respect to all applicable environmental, safety and other statutory rules, regulations and orders arising from or applicable to work done on the Property by Genminmex;

         (b)      deliver  to  Holder,  within  ninety  (90)  days of a  written request made by Holder, a comprehensive report on all work carried out by Genminmex on the Property (limited to factual matters only), together with all drill cores (which shall be made available for collection by Holder and will be maintained by Genminmex for this 90 day period), assay samples, copies of all maps, drill logs, assay results and other factual technical data compiled by Genminmex with respect to the Property which were not previously delivered to Holder, all of which will be the sole property of Holder; and

         (c) at the request of Holder, remove from the Property within three months of the date of the request, all mining facilities erected, installed or brought upon the Property by or at the instance of Genminmex provided that such request is made within 3 months of termination of the Agreement. Genminmex

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                                      -9-



                  shall have 3 months to remove all such facilities and equipment from the Property. If such facilities and equipment have not been removed by Genminmex within such 3 month period then Holder many elect to keep any mining facilities erected on the Property.

         6.2      PARTIAL RELEASE

                  Genminmex may at any time decide to exclude portions of the Property from the Agreement by providing Holder thirty (30) days notice of its intent. While this Agreement is in force only Genminmex has the right to relinquish parts of the Property. Holder will have the right to retain the relinquished portions of the Property should they wish to do so. These portions of the Property retained by the Holder will be excluded from this Agreement.

7.       CONFIDENTIALITY AND PRESS RELEASES

         7.1 Each party agrees that all information obtained hereunder shall be the exclusive property of the party providing the information and shall not be publicly disclosed or used other than for the activities contemplated hereunder, except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or in connection with the filing of an annual information form, prospectus or similar document, or with the written consent of the other party, such consent not to be unreasonably withheld, provided that the provisions of this section do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

         7.2 A party proposing a press release relating to the Property shall provide a copy to the other party for its information and comments at least one (1) full business day prior to release. Any comments that the receiving party may make shall not be considered certification by the other party of the accuracy of the information in such press release, or a confirmation by it that the content of such press release complies with the rules, policies, by-laws and disclosure standards of the applicable regulatory authorities or stock exchanges. If the receiving party fails to provide comments within said time period the providing party may make the proposed press release. Holder will make information public only at the same time or after Genminmex or its parent.

         7.3 Consent to disclosure of information hereunder shall not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or for the purpose of selling its interest in the Property or its interest in

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                                      -10-


                  this Agreement, provided that such third party gives its undertaking to the parties that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others for a period agreed upon by the parties, which shall not be less than one year in duration.

8.       FORCE MAJEURE

         8.1 A party shall be entitled to claim force majeure if it is prevented from or delayed in performing any obligation under this Agreement by any cause beyond its reasonable control, excluding only lack of finances, but including accidents, acts of God, strikes, lockouts, or other industrial disputes, acts of the public enemy, war, insurrection, acts of terrorism, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from regulatory authorities or unavailability of equipment (provided the approvals were properly applied for or the equipment was sought in a timely way), interference by third party interest groups or other causes whether of the kind enumerated above or otherwise. In the event of a force majeure, the time for the performance of that obligation shall be extended for a period equivalent to the total period the cause of the prevention or delay persists regardless of the length of such total period. The party that claims force majeure shall promptly notify the other party and shall take all reasonable steps to remove or remedy the cause of the prevention or delay insofar as it is reasonably able to do so and as soon as possible. The party claiming force majeure will provide the other party with regular written reports summarizing events that have occurred and prospects for resolution.

9.       NOTICES

         9.1 Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and may be given by personal delivery or by mail (first class postage prepaid) or by sending it by facsimile or other similar form of electronic or telecommunication, in each case addressed as follows:

                  If to Genminmex or General Minerals Corporation [Delaware]:

                  c/o General Minerals Corporation [Delaware]
                  4201 East Yale Avenue
                  Suite 230
                  Denver, CO  80222

                  Attention:  Ralph Fitch
                  Ralphfitch@cs.com
                  Fax:  604-684-0642


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                                      -11-



                  If to Holder or TUMI Resources Limited:

                  c/o TUMI Resources Limited
                  1305-1090 W. Georgia
                  Vancouver, BC Canada V6E 3V7

                  Attention: David Henstridge
                  Fax:  604-683-1585

10.      DEFAULTS

         10.1 If any party (a "DEFAULTING PARTY") is believed to be in breach or default of any requirement herein set forth, the other party may give notice to the Defaulting Party specifying the breach or default. The Defaulting Party shall not lose any rights under this Agreement unless promptly and in any event within thirty (30) days after the giving of notice of default by the other party, the Defaulting Party has failed to take reasonable steps to cure the breach or default by the appropriate performance or the Defaulting Party fails to dispute the notice of default. Upon any such failure, the other party shall be entitled to seek any remedy it may have on account of such default. Genminmex will indemnify and save harmless Holder from and against all losses, damages, costs or expenses, including legal costs suffered or incurred by Holder as a result of or in connection with a breach of any provision hereof. Tumi Resources Limited, the parent company of Holder, shall cause Holder to fulfill its obligations hereunder, and will indemnify and save harmless Genminmex from and against all losses, damages, costs or expenses incurred by Genminmex as a result of or in connection with a breach of this Agreement by Holder. General Minerals Corporation [Delaware], the parent company of Genminmex, shall cause Genminmex to fulfill its obligations hereunder, and will indemnify and save harmless Holder from and against all losses, damages, costs or expenses incurred by Holder as a result of or in connection with a breach of this Agreement by Genminmex.

11.      GENERAL

         11.1     ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and

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                                      -12-


                  supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

         11.2     INTERPRETATION

                  In this Agreement, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders. Every use of the word "including" in this Agreement is to be construed as meaning "including, without limitation".

         11.3     SECTION HEADINGS

                  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

         11.4     CURRENCY

                  All dollar amounts in this Agreement refer to currency of the United States.

         11.5     TIME OF ESSENCE

                  Time is of the essence in all respects of this Agreement.

         11.6     FURTHER ASSURANCES

                  Each party shall execute and deliver such further agreements and documents and provide such further assurances as may be reasonably required by the other to give effect to this Agreement and, without limiting the generality of the foregoing, shall do or cause to be done all acts and things, execute and deliver or cause to be executed and delivered all agreements and documents and provide such assurances, undertakings and information as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the affairs of a party or as may be required from time to time under applicable securities legislation.

         11.7     AMENDMENT AND WAIVER

                  No supplement, modification, amendment, waiver, discharge or termination of this Agreement is binding unless it is executed in writing by the party to be bound. No waiver of, failure to exercise or delay in exercising, any provision of this

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                                      -13-


                  Agreement constitutes a waiver of any other provision (whether or not similar) nor does such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.8     ENUREMENT

                  This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

         11.9     SEVERABILITY

                  Each provision of this Agreement is distinct and severable. If any provision of this Agreement, in whole or in part, is or becomes illegal, invalid or unenforceable in any jurisdiction by a court of competent jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement or the legality, validity or enforceability of that provision in any other jurisdiction.

         11.10    COUNTERPARTS AND FACSIMILE SIGNATURES

                  This Agreement may be executed and delivered by the parties in one or more counterparts, each of which when so executed and delivered will be an original and such counterparts will together constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of electronic transmission (including facsimile and Internet transmissions), shall be treated in all manner and respects as an original agreement and should be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

         11.11    APPLICABLE LAW

                  The Agreement shall be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

         11.12    NOT ASSIGNABLE

                  Genminmex shall not transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its interest or rights under this Agreement without the prior consent in writing of Holder. Except that Genminmex will have the specific right to transfer the rights under this agreement to any subsidiary of General Minerals Corporation, including when such transfer is done as part of a restructuring or IPO of a then subsidiary of General Minerals Corporation or similar transaction that includes the Genminmex properties. This right specifically includes the transfer of the rights under this Agreement as part of a plan by General Minerals Corporation to spin-out its North American assets into a new company.

If the foregoing terms are acceptable, please confirm your acceptance of the terms set out above by signing below where indicated and returning a signed copy to the undersigned.

Yours truly,

MINERA GENMINMEX S.A.                    GENERAL MINERALS CORPORATION [DELAWARE]

/s/ Ralph Fitch                          /s/ Ralph Fitch
_____________________________            _____________________________
Authorized Signatory                     Authorized Signatory



The Holder and TUMI Resources Limited hereby agree to the foregoing terms of this letter agreement this 1st day of June, 2007.



TMXI RESOURCES S.A.                      TUMI RESOURCES LIMITED

/s/ David Henstidge                      /s/ David Henstidge
_____________________________            _____________________________
Authorized Signatory                     Authorized Signatory








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                                   SCHEDULE 1

                      BATAMOTE 1 AND BATAMOTE 2 CONCESSIONS

                                   SCHEDULE 2

                                MINERAL LICENSES





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